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                    EXHIBIT 23: INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-85551 of The Reynolds & Reynolds Company on Form S-8 of our report dated June 21, 2000, appearing in this report on Form 11-K of The Reynolds & Reynolds Company Tax Deferred Savings and Protection Plan for the year ended December 31, 1999.

DELOITTE & TOUCHE LLP

/s/ DELOITTE & TOUCHE LLP

Dayton, Ohio
June 26, 2000




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